EXHIBIT 11.1

                     TRANSPORT CORPORATION OF AMERICA, INC.
                    Computation of Earnings per Common Share


                                                           Three months ended December 31
                                                     ----------------------------------------
                                                        1996           1995           1994
                                                     ----------     ----------     ----------
Weighted average number of common
    shares outstanding                                6,496,039      6,420,205      5,604,604

Dilutive effect of outstanding stock
    options and warrants                                239,145        293,510        457,272
                                                     ----------     ----------     ----------

          Weighted average number of common and
             common equivalent share outstanding      6,735,184      6,713,715      6,061,876
                                                     ==========     ==========     ==========

          Net earnings                               $1,732,910     $1,342,964     $1,127,641
                                                     ==========     ==========     ==========

          Net earnings per weighted common and
             common equivalent share                 $     0.26     $     0.20     $     0.19
                                                     ==========     ==========     ==========



                                                             Years ended December 31
                                                     ----------------------------------------
                                                        1996          1995          1994
                                                     ----------     ----------     ----------

Weighted average number of common
    shares outstanding                                6,441,723      6,360,992      4,882,995

Dilutive effect of outstanding stock
    options and warrants                                276,628        348,230        429,204

Adjustment for options and warrants issued
    within one year of offering                                                        70,103
                                                     ----------     ----------     ----------

          Weighted average number of common and
             common equivalent share outstanding      6,718,351      6,709,222      5,382,302
                                                     ==========     ==========     ==========

          Net earnings                               $6,293,899     $6,106,107     $4,209,392
                                                     ==========     ==========     ==========

          Net earnings per weighted common and
             common equivalent share                 $     0.94     $     0.91     $     0.78
                                                     ==========     ==========     ==========
